FIRST AMENDMENT TO EMPLOYMENT CONTRACT

                                     between

                       Mid Atlantic Medical Services, Inc.
                                       and
                    MD-Individual Practice Association, Inc.

                                       and


                                GEORGE T. JOCHUM



This agreement shall be the First Amendment to the Employment Agreement between Mid Atlantic Medical Services, Inc., MD-Individual Practice Association, Inc. and George T. Jochum which was signed and delivered the 18th day of December 1990.

(1) The parties reaffirm and ratify the Original Contract in all respects except as provided below.


(2)       Add to Section 3.9 [Retirement Benefits]

            "Payment, if any, of the augmented retirement benefit will be made in the form of an annuity for a fixed term of years payable to the Executive, or his estate, heirs, or assignees as determined by the Executive. Such term of the annuity shall be the actuarially equivalent of a fixed and certain term as compared to the average life expectancy for an individual of the age and status of the Executive at the date of retirement or death"


(3)       Change to Section 1.1 [Term of Employment] by

                      deleting "ending December 31, 1994", and inserting "ending December 31, 1998"


(4)        Add to Section 3.1 (Base Compensation) at end of first paragraph.

                    "Notwithstanding the above, in no event will Executive's
                     Compensation be reduced by more than 25% in any one year"




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(5)        Change to Section 3.1 (Base Compensation) by

                       deleting "March" and inserting "January"


(6)        Add new section 3.10

          "Health Insurance. Either the Executive or the spouse of the Executive at the time of retirement or death of the Executive will be eligible for health coverage from the Company or its successor during the term of their respective lives. Such health coverage to be paid for by Executive or the spouse of the Executive."


Signed and delivered this 11th day of September, 1992, in Rockville, Maryland by Mid Atlantic Medical Services, Inc., MD-Individual Practice Association, Inc. and George T. Jochum.




/s/
George T. Jochum


Mid Atlantic Medical Services, Inc.    MD-Individual Practice Association, Inc.



By: /s/ Joseph L. Guarriello           By: /s/ Joseph L. Guarriello
    ------------------------               ------------------------
       Joseph L. Guarriello                    Joseph L. Guarriello
       Executive Vice President                Executive Vice President
       and General Counsel                     and General Counsel